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                                                                   EXHIBIT 10.10

                              EMPLOYMENT CONTRACT

                                      FOR

                                 BRIAN CHISICK


     First Alliance Mortgage Company is a California corporation located at 17305 Von Karman Avenue, Irvine, California 92714, hereinafter referred to as "Employer," and Brian Chisick, 17305 Von Karman Avenue, Irvine, California 92714, hereinafter referred to as "Employee," in consideration of the mutual promises made herein, agree as follows:


                         ARTICLE 1.  TERM OF EMPLOYMENT

                                Specified Period

     Section 1.01. Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period of three (3) years beginning on the date upon which this Agreement is executed as written hereinafter, and terminating upon the three (3) year anniversary thereof, subject to extension, renewal or earlier termination as provided herein.


                               Automatic Renewal

     Section 1.02. This Agreement shall be renewed automatically for succeeding terms of three (3) years, unless either party gives notice to the other at least one hundred eighty (180) days prior to the expiration of any term of his intention not to renew.


                           "Employment Term" Defined

     Section 1.03. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual

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agreement between Employer and Employee.


                 ARTICLE 2.  DUTIES AND OBLIGATIONS OF EMPLOYEE

                                 General Duties

     Section 2.01. Employee shall serve as the President and Chief Executive Officer of First Alliance Mortgage Company. In his capacity as President and Chief Executive Officer of First Alliance Mortgage Company, Employee shall do and perform all services, acts, or things necessary or advisable to manage, change, enter into new products, businesses, programs and conduct the business of Employer, including the hiring and firing of all employees, subject at all times to the policies set by Employer's Board of Directors, and to the consent of the Board when required by the terms of this contract.


                        Devotion to Employer's Business

     Section 2.02. (a) Employee shall devote his entire productive time, ability, and attention to the business of Employer during the term of this contract.

     (b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or other-wise, without the prior written consent of Employer's Board of Directors.

     (c) This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not interfere with the services required under this Agreement. However, Employee

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shall not directly or indirectly acquire, hold, or retain any interest exceeding
5% of the equity or voting power of any business competing with or similar in nature to the business of Employer, unless any such activity benefits Employer and is approved by the Board of Directors of Employer.


                             Services as Consultant

     Section 2.03. Following the employment term, including any renewal thereof, and if the employment term has not been terminated for cause, death or disability, Employee shall make his advice and counsel available to Employer and Employer, at its option and subject to the approval of the Board of Directors of the Employer, shall employ Employee for a period of three (3) years at the rate of $248,500.00 per annum. The parties agree that this advice and counsel shall not entail full time service.


                             Use of Employee's Name

     Section 2.04. Employer shall have the right to use the name of Employee as part of the trade name or trademark of Employer if it should be deemed advisable to do so. Any trade name or trademark of which the name of Employee is a part that is adopted by Employer during the employment of Employee may be used thereafter by Employer for as long as Employer deems advisable.

     (b) Employee shall not, either during the term of this Agreement or at any time thereafter, use or permit the use of his name in the trade name or trademark of any other enterprise if that other enterprise is engaged in a business similar in any respect to that conducted by Employer, unless that trade name or trademark clearly indicates that the other enterprise is a separate entity

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entirely distinct from and not to be confused with Employer and unless that trade name or trademark excludes any words or symbols stating or suggesting prior or current affiliation or connection by that other enterprise or its employees with Employer.


                                Confidentiality

     Section 2.05. Employee hereby warrants, covenants and agrees that, during such time as Employee remains employed by Employer (and, if Employee provides consulting services pursuant to Section 2.03, during the period of such consultancy) Employee shall hold in the strictest confidence and shall not, without the prior express written approval of the Board of Directors of Employer, disclose to any person, firm, corporation or other entity, Employer's proprietary or confidential data, including but not limited to (i) information or other documents concerning Employer's or Employer's Affiliates' businesses, customers or suppliers, (ii) Employer's or Employer's Affiliates' marketing methods, files and credit and collection techniques and files, and (iii) Employer's or Employer's Affiliates' trade secrets and other "know-how" or information not of a public nature, regardless of how such information came into the possession of Employee; provided, however, that the foregoing shall not prohibit Employee either from (A) providing testimony or other evidence under subpoena or governmental or court order in connection with pending legal or administrative proceedings, or (B) discussing with banks, rating agencies, financial analysts or other aspects of Employer's business, the disclosure of which will not in Employee's good faith judgment materially and adversely affect Employer's business.

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                      ARTICLE 3. OBLIGATIONS OF EMPLOYER

                              General Description

          Section 3.01. Employer shall provide Employee with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this Agreement.

                                Office and Staff

          Section 3.02. Employer shall provide Employee with a private office, a personal secretary, stenographic help, office equipment, supplies, and other facilities and services consistent with current practices of Employer, and suitable to Employee's position and adequate for the performance of his duties.


                                Indemnification

          Section 3.03. Employee shall enter into a written agreement with Employer concerning indemnification of Employee by Employer, and of Employer by Employee, similar in form and substance to indemnification agreements between Employer and other of its executive officers and directors.


                      ARTICLE 4. COMPENSATION OF EMPLOYEE

                                 Annual Salary

          Section 4.01. (a) As compensation for the services to be performed hereunder, Employee shall receive a salary at the rate of $395,000 per annum, payable not less than twice a month during the employment term.

          (b) Employee shall receive such annual increases in salary as may be determined by Employer's Board of Directors in its sole discretion.

          (c) Employee shall in addition to the sums set forth

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above be entitled to annual bonuses as determined in the discretion of the Board of Directors of Employer.


                 Salary Continuation After Death or Disability

          Section 4.02. If Employee for any reason whatsoever during the term of his employment hereunder dies, or becomes permanently disabled so that he is unable to perform the duties prescribed herein, Employer shall continue to pay to Employee or his estate, as the case may be, his salary at the then current rate of compensation for the unexpired portion of his employment term hereunder. Said payments shall not be diminished or reduced by reason of any payment or payments to Employee or his estate pursuant to insurance or other benefits to which Employee may otherwise be entitled.


                                Tax Withholding

          Section 4.03. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.


                         ARTICLE 5. EMPLOYEE INCENTIVES

                                 Stock Bonuses

          Section 5.01. (a) Any stock bonuses, stock options or profit sharing bonuses shall be at the discretion of the Board of Directors of Employer.


                         ARTICLE 6. EMPLOYEE BENEFITS

                                Annual Vacation

          Section 6.01. (a) Employee shall be entitled to not to

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exceed six (6) weeks of vacation time each year with full pay.

          (b) Employee shall advise Employer's Board of Directors of the time and duration of his vacations. If Employee is unable for any reason to take the total amount of authorized vacation time during any year, he may with the approval of the Board of Directors of Employer either (i) accrue that time and add it to vacation time for any following year, or (ii) receive a cash payment in an amount equal to the amount of annual salary attributable to that period.


                                    Illness

          Section 6.02. Employee shall be entitled to ten (10) days per year as sick leave with full pay. Sick leave may be accumulated up to a total of ten
(10) days.


                               Use of Automobile

          Section 6.03. (a) Employer shall provide Employee with the use of an automobile of Employee's choice with optional equipment of Employee's selection.

          (b) Employer shall pay or reimburse Employee for all reasonable operating expenses of the automobile, consistent with Employer's executive automobile program policy.

          (c) Employer shall procure and maintain an automobile liability insurance policy on the automobile indemnifying Employer, with coverage including Employee and Employee's spouse and those of his children who qualify as Employee's dependents under Section 152 of the Internal Revenue Code in the minimum amounts of $1,000,000 for bodily injury or death to any one person in any one accident, and $100,000 for property damages in any one accident.

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                                 Medical Coverage

          Section 6.04. Employer agrees to include Employee in the coverage of its medical, major medical, hospital, dental, and eye care insurance. Employer further agrees to reimburse Employee for all medical and dental expenses incurred by Employee his spouse, and those of his children who qualify as his dependents under Section 152 of the Internal Revenue Code of 1986; provided, however, that those reimbursements shall be limited to the expenses, or portions thereof, not covered by insurance; provided further, that Employer shall not be obligated to reimburse Employee for any uncovered elective cosmetic procedure.


                                 Life Insurance

          Section 6.05. Employer shall make available to Employee such life insurance policies on the life of Employee as may be determined from time to time by the Board of Directors of Employer.


                         ARTICLE 7. BUSINESS EXPENSES

                              Use of Credit Card

     Section 7.01. All business expenses reasonably incurred by Employee in promoting the business of Employer, including expenditures for entertainment, gifts, and travel, are to be paid for, insofar as possible, by the use of credit cards in the name of Employer which will be furnished to Employee.


                    Reimbursement of Other Business Expenses

     Section 7.02. (a) Employer shall promptly reimburse Employee for all other reasonable business expenses incurred by Employee in connection with the business of Employer, including, but not limited to, entertainment and travel.

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          (b) Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Employer.

          (c) Each such expenditure shall be reimbursable only if Employee furnishes to Employer adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.


                        Repayment of Disallowed Expenses

     Section 7.03. In the event that any expenses paid for Employee or any reimbursement of expenses paid to employee shall, on audit or other examination of Employer's income tax returns, be determined not to be allowable deductions from Employer's gross income, and in the further event that this determination shall be acceded to by the Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Employee shall repay to Employer the full amount of the disallowed expenses.


                      ARTICLE 8. TERMINATION OF EMPLOYMENT

                             Termination for Cause

     Section 8.01. (a) Employer reserves the right to terminate this Agreement for cause.

          (b) "Cause" means any of the following:

              1. the conviction of Employee by a court of competent jurisdiction of a felony or any other offense involving moral turpitude or dishonesty;

              2. the indictment of Employee by a state or

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federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds or for any act of dishonesty or lack of fidelity;

              3. a decree of a court of competent jurisdiction that Employee is not mentally competent or is unable to handle his own affairs;

              4. the written confession by Employee of any embezzlement or misappropriation of funds;

              5. the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under any fidelity bond issued for the benefit of Employer or Employer's Affiliates reimbursing Employer or Employer's Affiliates for a loss due to the wrongful act or wrongful omission to act of Employee; and

              6. Employee's material breach of any of his obligations under this Agreement, as determined by a court of competent jurisdiction.

          (c) Employer may at its option terminate this Agreement for the reasons stated in this Section by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this Agreement.

          (d) The notice of termination required by this Section shall specify the ground for the termination and shall be supported by a statement of all relevant facts.

          (e) Termination under this Section shall be considered "for cause" for the purposes of this Agreement.

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                           Termination Without Cause

     Section 8.02. (a) This Agreement shall be terminated upon the death of Employee.

          (b) Employer reserves the right to terminate this Agreement after Employee suffers any physical or mental disability that would prevent the performance of his duties under this Agreement. Employer shall determine according to the facts then available whether a disability has occurred. Such determination shall not be arbitrary or unreasonable and Employer shall take into consideration the opinion of Employee's physician if reasonably available but such determination by Employer shall be final and binding on the parties hereto. Such a termination shall be effected by giving one hundred eighty (180) days' written notice of termination to Employee and shall be effective upon the expiration of the one-hundred eightieth day. Termination pursuant to this provision shall not prejudice Employee's right to continued compensation pursuant to Section 4.02 of this Agreement and Employee's rights pursuant to
Section 8.04.

          (c) Termination under this Section shall not be considered "for cause" for the purposes of this Agreement.


             Effect of Merger, Transfer of Assets, or Dissolution

     Section 8.03. (a) This Agreement may be terminated by Employee or Employer, or Employer's successor in interest, upon the voluntary or involuntary dissolution of Employer resulting from either a merger or consolidation in which Employer is not the consolidated or surviving corporation, or the transfer of all or substantially all of the assets of Employer.

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          (b) In the event of any such merger or consolidation or transfer of assets, Employer's rights, benefits, and obligations hereunder shall or may be assigned to the surviving or resulting corporation or the transferee of Employer's assets.


                             Payment on Termination

     Section 8.04. Notwithstanding any provision of this Agreement, if Employer terminates this Agreement for any reason, other than for "cause", it shall pay Employee the remaining sums due under the remainder of the initial term or any renewal term of this Agreement, as and when the same shall become due.


                         ARTICLE 9. GENERAL PROVISIONS

                                    Notices

      Section 9.01. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile, or by registered or certified mail, postage prepaid, with return receipt requested to the parties at the addresses listed below. Each party may change that address by notice in accordance with this Section. Notices delivered personally or by facsimile shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of five (5) days from date of deposit.

              Employer/First Alliance Mortgage Company

              17305 Von Karman Ave.  Phone: (714) 224-8500
              Irvine, CA 92714       Fax:   (714) 224-8596



              Employee/Brian Chisick

              17305 Von Karman Ave.  Phone: (714) 224-8400
              Irvine, CA 92714       Fax:   (714) 224-8408

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                                Meet and Confer
      Section 9.03. Prior to the commencement of any litigation, claims or disputes concerning this Agreement, the parties shall meet and confer with regards to any claims.


                           Attorneys' Fees and Costs

      Section 9.03. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.


                                Entire Agreement

      Section 9.04. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.


                                 Modifications

      Section 9.05. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

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                                 Effect of Waiver

      Section 9.06. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.


                               Partial Invalidity

      Section 9.07. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


                            Law Governing Agreement

      Section 9.08. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


                           Sums Due Deceased Employee

      Section 9.09. If Employee dies prior to the expiration of the term of his employment, any sums that may be due him from Employer under this Agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representatives, successors, and assigns.


                                   Succession

      Section 9.10. This Agreement shall be binding upon and inure to the benefit of Employer and Employee and their respective permitted successors and assigns.

///

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                              Further Assurances

      Section 9.11. The parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the purposes of this Agreement.

      Executed on July 1, 1996, at Irvine, California.


                                 "EMPLOYER"

                                 FIRST ALLIANCE MORTGAGE COMPANY


                                 By_____________________________

                                                   , ___________


                                 "EMPLOYEE"

                                 /s/ Brian Chisick
                                 -------------------------------
                                 BRIAN CHISICK

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